Exhibit 99.1

Inotiv, Inc. Announces Second Quarter Fiscal 2022 Financial Results

WEST LAFAYETTE, IN, May 12, 2022 – Inotiv, Inc. (NASDAQ: NOTV) (the “Company”, “We”, “Our” or “Inotiv”), a leading contract research organization specializing in nonclinical and analytical drug discovery and development services and research models and related products and services, today announced financial results for the three months (“Q2 FY 2022”) and six months (“H1 FY 2022”) ended March 31, 2022.

Q2 FY 2022 Highlights

•	Revenue grew 646.3% to $140.3 million, from $18.8 million during the three months ended March 31, 2021 (“Q2 FY 2021”), driven by $30.6 million in accretive sales from internal growth initiatives and $90.9 million from incremental revenue from the acquisitions of HistoTox Labs, Inc. (“HistoTox Labs”), Bolder BioPATH, Inc. (“Bolder BioPATH”), Gateway Pharmacology Laboratories LLC (“Gateway Pharmacology”), Plato BioPharma, Inc. (“Plato BioPharma”), Envigo RMS Holding Corp. (“Envigo”), Robinson Services, Inc. (“RSI”), BioReliance Corporation (“BRC”), Integrated Laboratory Systems Holdings, LLC (“ILS”) and Orient BioResource Center, Inc. (“OBRC”).

•	Gross profit increased 609.5% to $44.7 million, from $6.3 million in Q2 FY 2021, primarily reflecting additional gross profit from acquisitions.

•	Operating income totaled $7.9 million, compared to an operating loss of $(0.5) million in Q2 FY 2021, reflecting higher gross profit on higher revenue, partially offset by an increase in operating expenses and higher strategic investment in unallocated corporate general and administrative (“G&A”) expense.

•	Net loss attributable to common shareholders was $(6.1) million, or (4.3)% of total revenue, and $(0.24) per basic and diluted share, compared to a net loss of $(0.7) million, or (3.7)% of total revenue, and $(0.06) per basic and diluted share, in Q2 FY 2021.

•	Adjusted EBITDA increased 1,846.2% to $25.3 million or 18.0% of total revenue, from $1.3 million or 6.9% of total revenue in Q2 FY 2021.

•	Book-to-bill ratio was 1.52x for the DSA services business for the three months ended March 31, 2022. In Q2 FY 2022, during which we had a record quarter of requests for quotes and sales awards.

•	DSA backlog was $133.6 million at March 31, 2022, up 27.7% compared to $104.6 million at December 31, 2021, and up 147.9% from $53.9 million at March 31, 2021.

H1 FY 2022 Highlights

•	Revenue grew 513.4% to $224.5 million, from $36.6 million during the six months ended March 31, 2021 (“H1 FY 2021”), driven by $40.2 million in accretive sales from internal growth initiatives and $147.7 million from incremental revenue from the acquisitions of HistoTox Labs, Boulder BioPATH, Gateway Pharmacology, Plato BioPharma, Envigo, RSI, BRC, ILS, and OBRC. RMS revenue in H1 FY 2022 reflected one partial and one full quarter contribution from Envigo, which was acquired on November 5, 2021.

•	Gross profit increased 425.4% to $64.1 million, from $12.2 million in H1 FY 2021, primarily reflecting additional gross profit from acquisitions.

•	Operating loss totaled $(25.8) million, compared to operating loss of $(0.5) million in H1 FY 2021, reflecting an increase in operating expenses, which more than offset higher gross profit on higher revenue.

•	Net loss attributable to common shareholders was $(89.1) million, or (39.7)% of revenue, and $(3.84) per basic and diluted share, compared to a net loss of $(1.1) million, or (3.0)% of revenue, and $(0.10) per basic and diluted share, in H1 FY 2021.

•	Adjusted EBITDA increased 1,157.1% to $35.2 million, or 15.7% of total revenue, from $2.8 million, or 7.6% of total revenue in H1 FY 2021.

•	Book-to-bill ratio was 1.64x for the DSA services business for the six months ended March 31, 2022.

Significant Events during Q2 FY 2022

•	On January 4, 2022, the Company announced a collaboration with Synexa Life Sciences, a world leader in clinical biomarker and bioanalysis research services, that will accelerate the Company’s development of biomarkers essential to the understanding of safety and efficacy of novel biotherapeutics, enhancing the Company’s core preclinical DSA services.

•	On January 10, 2022, the Company announced the purchase of ILS, a contract research organization (“CRO”), located in Morrisville, North Carolina, specializing in genetic toxicology, in vivo and in vitro toxicology, pathology, molecular biology, bioinformatics and computational toxicology services. Transaction consideration totaled $56.0 million, consisting of: $38.0 million in cash and 429,118 the Company’s common shares having a value of $18.0 million based on the volume weighted average closing price of Company shares as reported by NASDAQ for the twenty trading-day period ending on January 6, 2022. ILS operates in two leased facilities with a total of 50,000 square feet, including a vivarium that is accredited by the Association for Assessment and Accreditation of Laboratory Animal Care, and recognized revenue of approximately $20.0 million in 2021.

•	On January 10, 2022, the Company borrowed the full amount of its existing $35.0 million delayed draw term loan facility (the "DDTL") under its credit agreement dated November 5, 2021, to fund the purchase of ILS.

•	On January 27, 2022, the Company announced the purchase of OBRC, from Orient Bio, Inc., a preclinical CRO and animal model supplier based in Seongnam, South Korea. OBRC is a primate quarantine and holding facility located near Alice, Texas. Consideration for the OBRC stock consisted of $28.2 million in cash, subject to certain adjustments, and 677,339 of the Company's common shares. As part of the purchase consideration, the Company agreed to leave in place a payable owed by OBRC to the Seller in the amount of $3.7 million, which the Company determined to have a fair value of $3.3 million as of January 27, 2022. The payable will not bear interest and is required to be paid to the Seller on the date that is 18 months after the closing.

•	In connection with the purchase of OBRC, the Company entered into a first amendment to its existing credit agreement on January 27, 2022. The amendment provides for, among other things, an increase to the existing term loan facility in the original principal amount of $40.0 million (“Incremental Term Loans”) and a new DDTL in the amount of $35.0 million, which amount is available to be drawn up to 24 months from the date of the amendment. On January 27, 2022, the Company borrowed the full amount of the Incremental Term Loans but did not borrow any amounts under the new DDTL.

•	As part of the Company’s ongoing strategy to invest in building an executive management team, the Company successfully recruited Fernanda Beraldi as General Counsel and Corporate Secretary and Mo Dastagir as Chief Technology Officer during Q2 FY 2022. In addition, we filled critical open positions in the scientific team, veterinarian staff, sales, marketing, client experience, finance, technology, human resources and accounting teams to support future growth and continued improvements across both segments.

•	The Company continued commitment to upgrade and expand facilities and infrastructure through investing capital of $9.5M Q2 FY 2022 (6.8% of revenue) bringing total H1 FY 2022 capital expenditures to $15.2 million (6.8% of revenue).

Subsequent Events

•	On April 25, 2022, the Company announced the purchase of Histion, LLC (“Histion”), a CRO that provides histology operations for highly-specialized plastics and medical device pathology. The acquisition is a strategic element of the Company’s expansion of its specialized pathology services in the DSA segment.

Robert Leasure, Jr., the Company's President and Chief Executive Officer, commented, “In the second quarter of fiscal 2022, Inotiv achieved exceptional year over year growth in quoting levels, awards, backlog, revenue and EBITDA, reflecting strong ongoing demand for our DSA and RMS services and the positive incremental impact from strategic acquisitions along with internal growth. We achieved these outstanding results while generating positive operating cash flow and continuing to make internal growth investments in our people, services, infrastructure, systems, and capacity expansion programs. In Q2 FY 2022, we completed the second phase of our St. Louis expansion, and we are currently hiring additional talent. We have also initiated DSA capacity expansion in Rockville, MD, Boulder, CO, Fort Collins, CO and Morrisville, NC. For the RMS business we are in the process of expanding capacity in North America and Europe. As we complete expansions, we plan to close two RMS sites and consolidate RSI into other current facilities by the end of Q1 FY 2023. We also are making significant investments across the RMS organization to improve infrastructure and animal welfare.”

Mr. Leasure continued, “We are very encouraged by recent cross-selling success between our RMS and DSA businesses, client uptake of our comprehensive preclinical research capabilities, and Inotiv’s robust backlog and book-to-bill levels. We are providing guidance for revenue of $290 million in H2 FY 2022 for a total of at least $510 million in fiscal 2022, implying year over year growth of 30% or more, from expansions and internal growth on the base of acquisitions we completed over the last six months of FY 2021. We expect our adjusted EBITDA margin for FY 2022 will not be less than our H1 FY 2022 adjusted EBITDA margin of 15%. Our integration and optimization of acquired businesses is going very well and we anticipate additional operating leverage as we complete our investments and our expansion and consolidation plans. While Inotiv has become a much larger organization over the last few years, we remain steadfast in our continued investments and our emphasis on white glove customer service, which we believe is paramount for our continued success.”

Q2 FY 2022 Review

Total revenue increased to $140.3 million from $18.8 million in Q2 FY 2021, driven by a $20.3 million increase in DSA revenue and $101.2 million of incremental RMS revenue.

Revenue (in millions)
	(unaudited)	(unaudited)
Segment	Q2 FY 2022	Q2 FY 2021	Difference	% Change
DSA[1]	$39.1	$18.8	$20.3	+108.0%
RMS	$101.2	-	$101.2	-
Total	$140.3	$18.8	$121.5	+646.3%

1 includes BASi Products

The acquisitions of HistoTox Labs, Bolder BioPATH, Gateway Pharmacology, Plato BioPharma, BRC and ILS added $12.9 million of incremental service revenue and internal growth generated $7.4 million of additional service revenue in our DSA segment during Q2 FY 2022. The acquisitions of Envigo, RSI and OBRC added $78.0 million of incremental revenue and internal growth generated $23.2 million of additional revenue to our RMS segment during Q2 FY 2022.

Total gross profit was $44.7 million, or 31.9% of revenue, compared to $6.3 million, or 33.5% of revenue, in Q2 FY 2021. The decrease in gross profit as a percent of revenue was primarily due to the mix of lower margin RMS products relative to DSA services along with investments made in the DSA business.

Gross Profit[1] (in millions)
	(unaudited)		(unaudited)
Segment	Q2 FY 2022	% of Segment Revenue	Q2 FY 2021	% of Revenue
DSA[2]	$12.3	31.5%	$6.3	33.5%
RMS	$32.4	32.0%	-	-
Total	$44.7	31.9%	$6.3	33.5%

1 excludes amortization of intangible assets

2 includes BASi Products

DSA gross profit for Q2 FY 2022 increased to $12.3 million, or 31.5% of DSA revenue, from $6.3 million, or 33.5% of DSA revenue, in Q2 FY 2021. The year over year decrease in gross profit percentage was due to investing in capacity and capability to meet increasing customer demand.

RMS gross profit for Q2 FY 2022 was $32.4 million, or 32.0% of RMS revenue. We did not have any RMS gross profit in the prior year comparable period. There was $2.6 million of non-cash inventory step-up amortization in Q2 FY 2022, which negatively impacted the RMS gross profit percentage by 2.6%. RMS gross profit in Q2 FY 2022 represents a $25.3 million, or a 356.3%, increase over Q1 FY 2022 driven primarily by the mix of higher margin research models along with a full quarter of margin from the Envigo acquisition.

Operating expenses increased by 442.6%, or $30.1 million, in Q2 FY 2022 compared to Q2 FY 2021, due to strategic investment in unallocated corporate G&A expense to support additional future revenue growth, which included additional headcount, recruiting and relocation expense, higher compensation expense, transaction costs primarily related to the acquisitions of Robinson, ILS, OBRC and Histion, an increase in sales commissions due to higher sales awards and an increase in startup costs for internal investments in new service offerings. Additionally, there was an increase in selling expenses due to an increase in travel cost as our sales and marketing teams have traveled more as the COVID-19 pandemic eases and an increase in commissions due to higher sales awards. During Q2 FY 2022, we continued investing in internal capabilities to provide additional service offerings such as laboratory solutions, medical device pathology, biotherapeutics and genetic toxicology.

Net loss attributable to common shareholders was $(6.1) million, or (4.3)% of total revenue, and $(0.24) per basic and diluted share, compared to a net loss of $(0.7) million, or (3.7)% of total revenue, and $(0.06) per basic and diluted share, in Q2 FY 2021. Net loss attributable to common shareholders for Q2 FY 2022 includes income tax expense of $6.7 million due change in the Company’s forecasted effective tax rate primarily due to the earnings impact of acquisitions. Income before income taxes was $0.2 million for Q2 FY 2022.

Adjusted EBITDA increased 1,846.2% to $25.3 million, or 18.0% of total revenue, from $1.3 million, or 6.9% of total revenue in Q2 FY 2021.

H1 FY 2022 Review

Total revenue increased 513.4% to $224.5 million from $36.6 million in H1 FY 2021, driven by a $35.3 million increase in DSA revenue and $152.6 million of incremental RMS revenue.

Revenue (in millions)
	(unaudited)	(unaudited)
Segment	H1 FY 2022	H1 FY 2021	Difference	% Change
DSA[1]	$71.9	$36.6	$35.3	96.4%
RMS	$152.6	-	$152.6	-
Total	$224.5	$36.6	$187.9	513.4%

1 includes BASi Products

The acquisitions of HistoTox Labs, Bolder BioPATH, Gateway Pharmacology, Plato BioPharma, BRC and ILS added $21.0 million of incremental service revenue and internal growth generated $14.3 million of additional service revenue in the DSA segment during H1 FY 2022. The acquisitions of Envigo, RSI and OBRC added $126.6 million of incremental revenue and internal growth generated $26.0 million of additional revenue to the RMS segment during H1 FY 2022. RMS revenue in H1 FY 2022 reflected one partial and one full quarter contribution from Envigo, which was acquired on November 5, 2021, and a partial quarter of contribution from OBRC, which was acquired on January 27, 2022.

Total gross profit was $64.1 million, or 28.6% of revenue, compared to $12.2 million, or 33.3% of revenue, in H1 FY 2021. The decrease in gross profit as a percent of revenue was due to RMS products that have a lower gross profit as a percent of revenue compared to DSA services.

Gross Profit[1] (in millions)
	(unaudited)		(unaudited)
Segment	H1 FY 2022	% of Segment Revenue	H1 FY 2021	% of Revenue
DSA[2]	$24.6	34.2%	$12.2	33.3%
RMS	$39.5	25.9%	-	-
Total	$64.1	28.6%	$12.2	33.3%

1 excludes amortization of intangible assets

2 includes BASi Products

DSA gross profit for H1 FY 2022 was $24.6 million, or 34.2% of DSA revenue, compared to $12.2 million, or 33.3% of DSA revenue, in H1 FY 2021. The year over year increase in gross profit percentage was primarily driven by higher margins on acquisitions of HistoTox Labs, Bolder BioPATH and Gateway Pharmacology and greater utilization of recently expanded capacity.

RMS gross profit for H1 FY 2022 was $39.5 million, or 25.9% of RMS revenue. We did not have any RMS gross profit in the comparable period. There was $6.3 million of non-cash inventory step-up amortization in H1 FY 2022, which negatively impacted the RMS gross profit percentage by 4.1%.

Operating expenses increased by 606.8%, or $77.1 million, due to acquisitions including post combination non-cash stock compensation expense relating to the adoption of the Envigo Equity Plan recognized in connection with the Envigo acquisition of $23.0 million and higher strategic investment in unallocated corporate G&A expense to support additional future revenue growth, which included recruiting and relocation expense, higher compensation expense, transaction costs related to the acquisitions closed in H1 FY 2022 and Histion, an increase in sales commissions due to higher sales awards and an increase in startup costs for internal investments in new service offerings. Additionally, there was an increase in selling expenses due to an increase in travel cost as our sales and marketing teams have traveled more as the COVID-19 pandemic eases and an increase in commissions due to higher sales awards. During H1 FY 2022, we continued investing in internal capabilities to provide additional service offerings such as laboratory solutions, medical device pathology, biotherapeutics and genetic toxicology.

Net loss attributable to common shareholders was $(89.1) million, or (39.7)% of revenue, and $(3.84) per basic and diluted share, compared to a net loss of $(1.1) million, or (3.0)% of revenue, and $(0.10) per basic and diluted share, in H1 FY 2021. Net loss for H1 FY 2022 includes post combination non-cash stock compensation expense relating to the adoption of the Envigo Equity Plan recognized in connection with the Envigo acquisition of $23.0 million and $56.7 million of fair value remeasurement of the embedded derivative component of the convertible notes issued in September 2021.

Net loss attributable to common shareholders was $(89.1) million, or (39.7)% of revenue, and $(3.84) per basic and diluted share, compared to a net loss of $(1.1) million, or (3.0)% of revenue, and $(0.10)

Adjusted EBITDA increased 1,157.1% to $35.2 million, or 15.7% of total revenue, from $2.8 million or 7.6% of total revenue in H1 FY 2021.

Cash Provided by Operating Activities and Financial Condition

As of March 31, 2022, the Company had $47.0 million in cash and cash equivalents and a $0 balance on a $15.0 million revolving credit facility. Total debt as of March 31, 2022 was $337.6 million.

On January 10, 2022, the Company borrowed the full $35.0 million available on its DDTL facility to fund the purchase of ILS. On January 27, 2022, the Company entered into a first amendment to its existing credit agreement. The amendment provides for, among other things, an increase to the existing term loan facility in the amount of $40.0 million (“Incremental Term Loans”) and a new DDTL in the amount of $35.0 million, which amount is available to be drawn up to 24 months from the date of the amendment. On January 27, 2022, the Company borrowed the full amount of the Incremental Term Loans but did not borrow any amounts under the new DDTL.

Cash provided by operating activities was $4.0 million for the six months ended March 31, 2022, compared to $4.5 million for the same period last year.

Guidance

The Company is launching annual revenue guidance as follows:

•	Revenue of $290 million in H2 FY 2022 for a total fiscal 2022 annual revenue of at least $510 million, implying year over year internal growth of 30% or more.
•	We expect our adjusted EBITDA margin for FY 2022 will not be less than our H1 FY 2022 adjusted EBITDA margin of 15%.

Conference Call

Management will host a conference call on Thursday, May 12, 2022, at 4:30 pm ET to discuss first quarter reported results for fiscal year 2022.

Interested parties may participate in the call by dialing:

•	(877) 407-9753 (Domestic)
•	(201) 493-6739 (International)

The live conference call webcast also will be accessible in the Investors section of the Company’s website, and directly via the following link: https://services.choruscall.com/mediaframe/webcast.html?webcastid=B2I1ZFbH

For those who cannot listen to the live broadcast, an online replay will be available in the Investors section of Inotiv’s web site at: https://www.inotivco.com/investors/investor-information/.

Non-GAAP to GAAP Reconciliation

This press release contains financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (GAAP), including Adjusted EBITDA for the three and six months ended March 31, 2022 and 2021 and selected business segment information for those periods. Adjusted EBITDA as reported herein refers to a financial performance measure that excludes from net income (loss) income statement line items interest expense and income taxes (benefit) expense, as well as non-cash charges for depreciation and amortization, stock option expense, United Kingdom lease liability reversal benefit, acquisition and integration costs, startup costs, unrealized foreign exchange losses, loss on debt extinguishment, amortization of inventory step up, gain on disposition of assets, loss on fair value remeasurement of convertible notes and other non-recurring third-party costs. The adjusted business segment information excludes from operating income and unallocated corporate G&A these same expenses.

The Company believes that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate the Company’s ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources. Investors should consider these non-GAAP measures as supplemental and in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Management has chosen to provide this supplemental information to investors, analysts, and other interested parties to enable them to perform additional analyses of our results and to illustrate our results giving effect to the non-GAAP adjustments shown in the reconciliation. Management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

About the Company

Inotiv, Inc. is a leading contract research organization dedicated to providing nonclinical and analytical drug discovery and development services and research models and related products and services. The Company’s products and services focus on bringing new drugs and medical devices through the discovery and preclinical phases of development, all while increasing efficiency, improving data, and reducing the cost of taking new drugs to market. Inotiv is committed to supporting discovery and development objectives as well as helping researchers realize the full potential of their critical R&D projects, all while working together to build a healthier and safer world. Further information about Inotiv can be found here: https://www.inotivco.com/.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to changes in the market and demand for our services and products, the development, marketing and sales of products and services, changes in technology, industry and regulatory standards, the timing of acquisitions and the successful closing, integration and business and financial impact thereof, near-term and long-term growth in revenue and operating margins, the impact of the COVID-19 pandemic on the economy, demand for our services and products and our operations, including the measures taken by governmental authorities to address the pandemic, which may precipitate or exacerbate other risks and/or uncertainties and various other market and operating risks, including those detailed in the Company's filings with the U.S. Securities and Exchange Commission.

Company Contact	Investor Relations
Inotiv, Inc.	The Equity Group Inc.
Beth A. Taylor, Chief Financial Officer	Kalle Ahl, CFA
(765) 497-8381	(212) 836-9614
btaylor@inotivco.com	kahl@equityny.com

Devin Sullivan
(212) 836-9608
dsullivan@equityny.com

INOTIV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
Service revenue	$49,584	$17,902	$87,760	$34,934
Product revenue	90,729	849	136,764	1,702
Total revenue	$140,313	$18,751	$224,524	$36,636
Costs and expenses:
Cost of services provided	33,305	11,905	57,514	23,502
Cost of products sold	62,282	522	102,959	933
Selling	4,647	880	7,385	1,505
General and administrative	21,347	5,610	34,599	10,492
Amortization of intangible assets	6,414	152	9,810	312
Other operating expense	4,450	203	38,030	399
Operating income (loss)	$7,868	$(521)	$(25,773)	$(507)
Other income (expense):
Interest (expense)	(7,547)	(366)	(12,375)	(713)
Other income (expense)	(139)	179	(57,866)	179
Income (loss) before income taxes	$182	$(708)	$(96,014)	$(1,041)
Income tax (expense) benefit	(6,846)	(15)	5,939	(48)
Consolidated net (loss)	$(6,664)	$(723)	$(90,075)	$(1,089)
Less: Net (expense) attributable to noncontrolling interests	(577)	-	(941)	-
Net (loss) attributable to common shareholders	$(6,087)	$(723)	$(89,134)	$(1,089)

Loss per common share
Net loss attributable to common shareholders:
Basic and diluted	$(0.24)	$(0.06)	$(3.84)	$(0.10)

Weighted-average number of common shares outstanding:
Basic and diluted	25,315	11,151	23,197	11,083

Note – Certain prior quarter amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported results of operations.

INOTIV, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	March 31,	September 30,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$47,042	$138,924
Restricted cash	427	18,000
Trade receivables and contract assets, net of allowances for doubtful accounts of $4,698	86,456	28,364
Inventories, net	56,775	602
Prepaid expenses and other current assets	34,883	3,129
Total current assets	225,583	189,019

Property and equipment, net	153,179	47,978
Operating lease right-of-use assets, net	23,795	8,358
Goodwill	456,631	51,927
Other intangible assets, net	274,387	24,233
Other assets	5,846	341
Total assets	$1,139,421	$321,856

Liabilities, shareholders' equity and noncontrolling interest
Current liabilities:
Accounts payable	$30,805	$6,163
Accrued expenses and other liabilities	20,690	8,968
Capex line of credit	—	1,749
Fees invoiced in advance	70,238	26,614
Current portion on long-term operating lease	5,356	1,959
Current portion of long-term debt	5,339	9,656
Total current liabilities	132,428	55,109
Long-term operating leases, net	18,613	6,554
Long-term debt, less current portion, net of debt issuance costs	332,274	154,209
Other liabilities	1,913	512
Deferred tax liabilities, net	36,783	344
Total liabilities	522,011	216,728

Shareholders’ equity and noncontrolling interest:
Common shares, no par value:
Authorized 74,000,000 shares; 25,495,701 issued and outstanding at March 31, 2022 and 15,931,485 at September 30, 2021	6,336	3,945
Additional paid-in capital	713,034	112,198
Accumulated deficit	(101,090)	(11,015)
Accumulated other comprehensive loss	(628)	—
Total shareholders’ equity	617,652	105,128
Noncontrolling interest	(242)	—
Total shareholders’ equity and noncontrolling interest	617,410	105,128
Total liabilities and shareholders’ equity and noncontrolling interest	$1,139,421	$321,856

INOTIV, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

(unaudited)

	Six Months Ended
	March 31,
	2022	2021
Operating activities:
Consolidated net (loss)	$(90,075)	$(1,089)
Adjustments to reconcile net income (loss) to net cash provided by operating activities, net of acquisitions:
Depreciation and amortization	15,866	2,154
Undistributed earnings of noncontrolling interest	777	-
Employee stock compensation expense	20,300	460
Changes in deferred taxes	(1,907)	-
Provision for doubtful accounts	381	72
Unrealized foreign currency (gain) loss	60	9
Amortization of debt issuance costs and original issue discount	1,203	-
Noncash interest and accretion expense	2,512	-
Loss on fair value remeasurement of embedded derivative	56,714	-
Other non-cash operating activities	-	69
Loss on debt extinguishment	878	-
Non-cash amortization of inventory fair value step-up	6,277	-
Gain on disposal of property and equipment	(235)	(1)
Financing lease interest expense	1	137
Changes in operating assets and liabilities:
Trade receivables and contract assets	(8,926)	(1,927)
Inventories	(14,688)	(172)
Prepaid expenses and other current assets	(10,149)	178
Operational lease right-of-use assets and liabilities, net	1,457	(31)
Accounts payable	5,222	770
Accrued expenses and other liabilities	(11,510)	66
Fees invoiced in advance	28,402	3,831
Other asset and liabilities, net	1,467	-
Net cash provided by operating activities	$4,027	$4,526

Investing activities:
Capital expenditures	$(15,202)	$(2,427)
Proceeds from sale of equipment	283	2
Cash paid in acquisitions	(288,702)	-
Net cash used in investing activities	$(303,621)	$(2,425)

Financing activities:
Payments on finance lease liability	$-	$(207)
Payments of long-term debt	(37,746)	(1,436)
Payments of debt issuance costs	(9,887)	(41)
Payments on promissory notes	(763)	-
Payments on capex lines of credit	(1,749)	(135)
Payments on revolving credit facility	(10,000)	-
Payments on senior term notes	(513)	-
Payments on delayed draw term loan	(88)	-
Borrowings on revolving credit facility	10,000	-
Borrowings on construction loans	1,184	-
Borrowings on capex lines of credit	-	387
Borrowings on delayed draw term loan	35,000	-
Proceeds from issuance of senior term notes	205,000	-
Proceeds from exercise of stock options	93	111
Net cash provided by (used in) financing activities	$190,531	$(1,321)

Effect of exchange rate changes on cash and cash equivalents	(392)	-

Net (decrease) increase in cash and cash equivalents	(109,455)	780
Cash, cash equivalents, and restricted cash at beginning of period	156,924	1,406
Cash, cash equivalents, and restricted cash at end of period	$47,469	$2,186

INOTIV, INC.

RECONCILIATION OF GAAP TO NON-GAAP

SELECT BUSINESS SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
DSA
Revenue	39,054	18,751	71,879	36,636
Operating income	3,752	3,769	9,794	7,046
Operating income as a % of total revenue	2.7%	20.1%	4.4%	15.8%
Add back:
Depreciation and amortization	3,417	1,125	5,958	2,226
Start up costs	1,474	202	2,431	362
Total non-GAAP adjustments to operating income	4,891	1,327	8,389	2,588
Non-GAAP operating income	8,643	5,096	18,183	9,634
Non-GAAP operating income as a % of DSA revenue	22.1%	27.2%	25.3%	26.3%
Non-GAAP operating income as a % of total revenue	6.2%	27.2%	8.1%	26.3%

RMS
Revenue	101,259	N/A	152,645	N/A
Operating income/(loss)	22,562	N/A	22,642	N/A
Operating income/(loss) as a % of total revenue	26.8%	N/A	10.1%	N/A
Add back:
Depreciation and amortization	6,425	N/A	9,908	N/A
Amortization of inventory step up	2,609	N/A	6,277	N/A
Other non-recurring, third party costs	507	N/A	946	N/A
Total non-GAAP adjustments to operating income/(loss)	9,541	N/A	17,131	N/A
Non-GAAP operating income/(loss)	32,103	N/A	39,773	N/A
Non-GAAP operating income/(loss) as a % of RMS revenue	31.7%	N/A	26.1%	N/A
Non-GAAP operating income/(loss) as a % of total revenue	22.9%	N/A	17.7%	N/A

Unallocated Corporate G&A	(18,445)	(4,290)	(58,209)	(7,553)
Unallocated corporate G&A as a % of total revenue	-13.1%	-22.9%	-25.9%	-20.6%
Add back:
Stock option expense	1,141	279	25,073	460
United Kingdom lease liability reversal benefit	-	(179)	-	(179)
Acquisition and integration costs	2,085	229	10,893	229
Total non-GAAP adjustments to unallocated corporate G&A	3,226	329	35,966	510
Non-GAAP unallocated corporate G&A	(15,219)	(3,961)	(22,243)	(7,043)
Non-GAAP unallocated corporate G&A as a % of total revenue	-10.8%	-21.1%	-9.9%	-19.2%

Total
Revenue	140,313	18,751	224,524	36,636
Operating (loss)	7,869	(521)	(25,773)	(507)
Operating (loss) as a % of total revenue	5.6%	-2.8%	-11.5%	-1.4%
Add back:
Depreciation and amortization	9,842	1,125	15,866	2,190
Stock option expense	1,141	279	25,073	460
United Kingdom lease liability reversal benefit	-	(179)	-	(179)
Acquisition and integration costs	2,085	229	10,893	229
Amortization of inventory step up	2,609	-	6,277	-
Start up costs	1,474	202	2,431	362
Other non-recurring, third party costs	507	-	946	-
Total non-GAAP adjustments to operating (loss)	17,658	1,656	61,486	3,062
Non-GAAP operating income	25,527	1,135	35,713	2,555
Non-GAAP operating income as a % of total revenue	18.2%	6.1%	15.9%	7.0%

INOTIV, INC.

RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS

(In thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2022	2021	2022	2021
GAAP Consolidated net income (loss)	$(6,664)	$(723)	$(90,075)	$(1,089)
Add back (a):
Interest expense	7,547	366	12,375	713
Income taxes (benefit) expense	6,846	15	(5,939)	48
Depreciation and amortization	9,842	1,125	15,866	2,190
Stock option expense (1)	1,141	279	25,073	460
United Kingdon lease liability reversal benefit	N/A	(179)	N/A	(179)
Acquisition and integration costs (2)	2,085	229	10,893	229
Startup costs	1,474	202	2,431	362
Unrealized foreign exchange (gain) loss	(134)	N/A	60	N/A
Loss on debt extinguishment	N/A	N/A	877	N/A
Amortization of inventory step-up	2,609	-	6,277	-
Other non-recurring, third party costs	507	-	946	-
Loss (gain) on disposition of assets	12	-	(235)	N/A
Loss on fair value remeasurement of convertible notes (3)	N/A	N/A	56,714	N/A
Adjusted EBITDA (b)	$25,265	$1,314	$35,263	$2,734

(a)	Adjustments to certain GAAP reported measures for the three and six months ended March 31, 2022 and 2021 include, but are not limited to, the following:
(1)	For the six months ended March 31, 2022, $23.0 million relates to post combination non-cash stock compensation expense relating to the adoption of the Envigo Equity Plan recognized in connection with the Envigo acquisition.
(2)	For the three months ended March 31, 2022, charges for legal services, accounting services, travel, and other related activities in connection with the acquisitions of Envigo, RSI, ILS, OBRC and Histion. For the six months ended March 31, 2022, charges for legal services, accounting services, travel, and other related activities in connection with the acquisitions of Plato BioPharma, Envigo, RSI, ILS, OBRC and Histion.
(3)	For the six months ended March 31, 2022, loss of $56.7 resulting from the fair value remeasurement of the embedded derivative component of the convertible notes.

(b)	Adjusted EBITDA - Earnings before interest expense, income taxes (benefit) expense, depreciation and amortization, stock option expense, United Kingdom lease liability reversal benefit, acquisition and integration costs, startup costs, foreign exchange losses, loss on debt extinguishment, amortization of inventory step up, other non-recurring, third party costs, gain/loss on disposition of assets and loss on fair value remeasurement of the embedded derivative component of the convertible notes.